ELEVENTH AMENDMENT
TO AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT


      THIS AMENDMENT effective as of the 14th day of September, 2010 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002, and amended as of June 8, 2006, June 27, 2007, September 24, 2007, January 31, 2008, October 1, 2008, March 2, 2009, May 29, 2009, September
29, 2009, January 1, 2010 and June 30, 2010 (the "Agreement") by and between Virtus Opportunities Trust, a Delaware statutory trust (the "Trust"), and Virtus Investment Advisers, Inc., a Massachusetts corporation (the "Adviser"), as follows:

1.	Virtus International Equity Fund is hereby added as an
additional Series to the Agreement.

2.	The investment advisory fee for Virtus International Equity
Fund is hereby set forth on Schedule A to the Agreement, Schedule A is hereby deleted and Schedule A attached hereto is substituted in its place to reflect such addition.

2.	Except as expressly amended hereby, all provisions of the
Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the Agreement, as amended.

3.	This Agreement may be executed in any number of
counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]



IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

VIRTUS OPPORTUNITIES TRUST


By:   /s/ George R. Aylward

Name:	George R. Aylward
Title:    President

VIRTUS INVESTMENT ADVISERS, INC.


By:   	/s/ Francis G. Waltman
Name:	Francis G. Waltman
Title:   Senior Vice President



SCHEDULE A


   Series                                      Investment Advisory Fee


Virtus Alternatives
Diversifier Fund                     0.10%
Virtus Premium AlphaSector Fund      1.10%



                                   1ST $1      $1+ BILLION
                                   BILLION       THROUGH         $2+
                                               $2 BILLION       BILLION

Virtus CA Tax-Exempt Bond Fund      0.45%        0.40%           0.35%
Virtus Global Infrastructure Fund   0.65%        0.60%           0.55%
Virtus Global Opportunities Fund    0.85%        0.80%           0.75%
Virtus Global Real Estate
 Securities Fund                    0.85%        0.80%           0.75%
Virtus High Yield Fund              0.65%        0.60%           0.55%
Virtus International Real Estate
 Securities Fund                    1.00%        0.95%           0.90%
Virtus Multi-Sector Fixed
Income Fund                         0.55%        0.50%           0.45%
Virtus Multi-Sector Short
 Term Bond Fund                     0.55%        0.50%           0.45%
Virtus Real Estate Securities Fund  0.75%        0.70%           0.65%
Virtus Senior Floating Rate Fund    0.60%        0.55%           0.50%


                                   1ST $2      $2+ BILLION
                                   BILLION       THROUGH         $4+
                                               $4 BILLION       BILLION

Virtus Foreign Opportunities Fund   0.85%         0.80%          0.75%
Virtus International Equity Fund    0.85%         0.80%          0.75%


                                        1st $1
                                        Billion            $1+ Billion

Virtus AlphaSector Allocation Fund       0.45%                0.40%
Virtus AlphaSector Rotation Fund         0.45%                0.40%
Virtus Bond Fund                         0.45%                0.40%
Virtus Greater Asia ex Japan
 Opportunities Fund                      1.00%                0.95%
Virtus Greater European
 Opportunities Fund                      0.85%                0.80%
Virtus Market Neutral Fund              1.50%                 1.40%